Exhibit 10.8

Contract Registration No.: DGYT-2006-JS-003

PetroChina Dagang Oil Field Company

Technical Services Contract

Party A (Entrustor):	PetroChina Dagang Oil Field Company

Handling Unit:	No. 1 Oil Recovery Plant

Party B (Entrustee):	Tianjin New Highland Science Development Co., Ltd.

Place of Execution: No. 1 Oil Recovery Plant, Dagang Oil Filed

Date of Execution: January 1, 2006

Period of Performance: January 1, 2006 to December 31, 2010

Table of Contents

Article 1 General Provisions

Article 2 Objectives, Scope and Form of Technological Services

Article 3 Term, Place and Modality of Performance of the Agreement

Article 4 Modality of Operations

Article 5 Specific Requirements

Article 6 Working Conditions and Cooperation Matters

Article 7 Remuneration and Taxes

Article 8 Modality and Time of Settlement

Article 9 Breach of Contract Liabilities and Damages

Article 10 Termination and Renewal of Contract

Article 11 Force Majeure

Article 12 Applicable Law and Dispute Resolution

Article 13  Miscellaneous

THIS AGREEMENT is entered into by and between:

Party A (Entrustor) :  PetroChina Dagang Oil Field Company (No.1 Oil Recovery Plant) (“Party A”), an enterprise affiliated with PetroChina, a joint stock company organized under the laws of the People’s Republic of China; and

Party B (Entrustee):  Tianjin New Highland Science Development Co., Ltd. (“Party B”), a limited liability company organized under the laws of the People’s Republic of China.

Article 1                                                 General Provisions

Pursuant to the Contract Law of the People’s Republic of China and relevant laws and regulations, and based on the principles of fairness, equality, reciprocal advantage and benefit, respective ownership of responsibility, and common development, Party A and Party B hereby enter into the following by mutual consultation and agreement with regard to the technological services matters in respect of Block No. 4, Area 2, and Block No. 6, Area 2 of Dagang No. 1 Oil Recovery Plant.

Article 2                                                 Objectives, Scope and Form of Technological Services

2.1           Party A shall make available to Party B 178 oil wells and 53 water injection wells on Block No. 4, Area 2, and Block No. 6, Area 2.

2.2           Party B shall carry out oil recovery in the blocks specified herein by applying the MD filming oil displacement technology and other novel processes, continuously improve development efficacy and ensure realization of enhanced and high production on such specified blocks, to the effect that the pre-set production targets of Party A and the oil output enhancement purposes shall be achieved.

2.3           Form of Technological Service: Onsite Technological Service

2.4           Preset Oil Production Target to be Met by the Technological Service: Delivery of an annual crude oil production of 264,330 tons during the term of performance of the Agreement

Article 3                                                 Term, Place and Modality of Performance of the Agreement

3.1           The term of this Contract shall begin as from January 1, 2006 and end as of December 31, 2010.

3.2                                 The place of performance shall be Block No. 4, Area 2, and Block No. 6, Area 2 of PetroChina Dagang Oil Field Company.

3.3                                 The modality of performance shall consist in onsite oil recovery production and new technology implementation to be effected by Party B at the sites specified herein.

Article 4                                                 Modality of Operations

4.1           Party B shall assume the operating costs of the technological services for the blocks specified herein, including without limitation the purchase and installation of instruments,

equipment and MD filming materials required for such technological services, construction expenses, and the wages of relevant personnel. Party A will make appraisals only in accordance with the oil production targets preset for relevant blocks and will pay remuneration on the basis of the volume of the actually recovered crude oil.

4.2           Party B shall carry out oil recovery on the blocks specified herein by applying the MD filming oil displacement technology and other novel processes.

4.3           The oil volume gauging shall be handled by Party A, but under the monitoring of Party B.

4.4           Party B shall solely assume all investment risks hereunder, including all fire prevention, safety, environmental penalty and other legal liabilities that may arise after the putting into operation of relevant projects.

Article 5                                                 Specific Requirements

5.1           During the course of production, Party B shall in accordance with the actual production needs put in place assets and equipment related to production, safety and environmental protection.

5.2           Party B shall be obligated to provide free training to onsite operating personnel of Party A.

5.3           During the course of Party B’s onsite production, Party A shall take charge of the safety and environmental protection matters of the blocks specified herein as well as relevant relationship coordination work with local authorities, provided that Party B shall abide by all rules and procedures of Party A, accept onsite supervision by the safety supervision personnel of Party A, maintain the on-site environmental condition of the blocks under project implementation, and assume the safety and environmental protection liabilities in relation to such blocks.

Article 6                                                 Working Conditions and Cooperation Matters

6.1           Party A shall provide Party B with relevant geological materials of the blocks specified herein, and Party B shall custody such materials with care and maintain them in confidence.

6.2           During the term of this Agreement, Party B will not be responsible for the road construction and maintenance expenses.

6.3           During the term of this Agreement, if Party B desires to terminate this Agreement earlier, it shall provide a one month’s notice to Party A and shall complete relevant hand-over procedures.

6.4           Upon termination of this Agreement, all devices and instruments put in place by Party B for the purpose of enhancing management or adapting to technological advances as well as all process renovations and like production and process inputs effected by Party B during the term of this Agreement shall belong to Party B.

6.5           During the term of this Agreement, all new technological results realized by Party B y utilizing the technical materials and working conditions of Party A shall belong to Party B.

6.6           All new technological results realized by Party A by utilizing the work results of Party B  shall belong to Party A.

Article 7                                                 Remuneration and Taxes

7.1           All of the commercial volume of crude oil achieved during the term of this Agreement shall be owned by Party A. Party A shall on the basis of the actually achieved commercial volume of crude oil pay to Party B the technological service fee at an operation rate of RMB480/ton in accordance with this Agreement.

7.2           Party A and Party B shall each assume their taxes and assessments duly payable by them during the rendering by Party B of the technological services to Party A.

Article 8                                                 Modality and Time of Settlement

8.1           Party B will issue an invoice for monthly settlement on the basis of the commercial volume of crude oil delivered by Party B.

8.2           The settlement shall be effected at the latest within 3 months so as not to affect the normal operation and production of Party B. The settlement of the year-end balance shall be effected no later than the end of March of the following year.

Article 9                                                 Breach of Contract Liabilities and Damages

9.1           Party B shall solely assume responsibility for any damage to the production capacity of relevant blocks arising as a result of any mistake in the oil recovery production measures or materials provided by Party B.

9.2           Party B shall assume all losses of Party A arising from the oil field development materials and relevant data thereof provided by Party A being discolsed as a result of  Party B’s failure to maintain the confidentiality of, and carefully custody and utilize, the same.

9.3           If Party B fails to meet the preset production volume specified herein, Party A shall deduct, as a measure of penalty, from the service fee payable to Party B an amount equal to the difference between the preset production volume and the actual production volume multiplied by RMB50/ton.

Article 10                                           Termination and Renewal of Contract

10.1         This Agreement shall be terminated if:

10.1.1      the term of this Agreement expires;

10.1.2      the two parties mutually agree to terminate this Agreement during the term hereof;

10.1.3      any party hereto has lost the ability to perform this Agreement due to any force majeure event set out herein;

10.1.4      the court of Dagang District of Tianjin renders, pursuant to laws and regulations, a judgment or ruling terminating this Agreement.

10.2         Renewal of Agreement:

10.2.1      Three months prior to expiry of this Agreement, the parties shall consult each other as to the renewal of contract with respect to the blocks specified herein.

10.2.2      Where the conditions are equal, Party B shall have the right of first refusal to renew the contract.

Article 11                                           Force Majeure

11.1         If, as a result of any force majeure event, any party hereto fails to perform all or part of its obligations hereunder, the performance of such obligation(s) shall be suspended so long as it is prevented by such force majeure event.

11.2         Any party affected by a force majeure event shall within the shortest possible time notify the other party in writing of the occurrence of such force majeure event and shall within 15 days from its occurrence deliver in person to the other party an appropriate evidence showing the occurrence of such force majeure event and its duration. The party whose performance of this Agreement has been made objectively impossible or impracticable by the force majeure event shall be obligated to use all of its reasonable efforts to remove or mitigate the effect of such force majeure event.

11.3         Upon occurrence of a force majeure event, the parties shall immediately decide through friendly consultations on how to perform this Agreement. Upon cessation or removal of the force majeure event or its effects, Party A and Party B shall immediately resume the performance of their obligations hereunder. If any party hereto has lost the ability to perform this Agreement as a result of the impossibility of putting an end to or removing the force majeure event or its effects, relevant contract termination provisions hereunder shall apply.

11.4         For the purpose of this Agreement, the term “force majeure” means statutory force majeure events, including earthquake, typhoon, floods and other acts of God; certain governmental acts, such as the promulgation of new policies or laws or the taking of administrative measures by the government or superior competent authorities which results in the Agreement being incapable of performance; and extraordinary social events, such as strikes or war.

Article 12                                           Applicable Law and Dispute Resolution

12.1         This Agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

12.2         Any dispute arising out of or in connection with this Agreement shall be resolved by Party A and Party B through consultations, failing which, either of the parties may submit the dispute to the court in Dagang for adjudication.

Article 13                                           Miscellaneous

13.1         This Agreement is made in Chinese.

13.2         This Agreement shall become effective once it has been executed by, or affixed with a personal seal of, the authorized representatives of Party A and Party B and affixed with the respective special contracts seals of Party A and Party B.

13.3         This Agreement is made in four copies. Party A and Party B shall each hold two copies.

Party A

PetroChina Dagang Oil Field Company (Seal)

Handling Unit: No. 1 Oil Recovery Plant

/s/

(Name of Authorized Representative)

Name:

Party B

Tianjin New Highland Science Development Co., Ltd. (Seal)

/s/Liu Fengkai

(Name of Authorized Representative)

Name: Liu Fengkai

Date of Execution: January 1, 2006